UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2021

Lamb Weston Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane
Eagle, Idaho	83616
(Address of principal executive offices)	(Zip Code)

(208) 938-1047
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2021, Lamb Weston Holdings, Inc. (“we,” “our, “us” or the “Company”) announced the appointment of Bernadette Madarieta as Senior Vice President and Chief Financial Officer, effective August 6, 2021. In this capacity, Ms. Madarieta will serve as the Company’s principal financial officer. The Company also announced that Robert McNutt will retire as Senior Vice President and Chief Financial Officer of the Company, effective August 6, 2021.

Ms. Madarieta, age 46, has over 20 years of experience leading finance teams for publicly traded companies. She has served as the Company’s Vice President and Controller and Principal Accounting Officer since November 2016. Prior to joining the Company, Ms. Madarieta served as Vice President and Controller of Packaging Corporation of America (a containerboard and corrugated packaging manufacturer) from October 2013 to November 2016, and Vice President and Controller at Boise Inc. (a packaging and paper products manufacturer) from February 2011 to October 2013.

In connection with Ms. Madarieta’s appointment, the Compensation Committee of the Board of Directors of the Company approved an annualized base salary of $570,000, an annual bonus target under the Company’s Annual Incentive Plan of 100% of base salary and an annual target opportunity under the Company’s Long-Term Incentive Plan equal to $1,140,000. The terms of Ms. Madarieta’s compensation are summarized in a Letter Agreement, dated as of May 21, 2021 (the “Madarieta Agreement”), a copy of which is attached hereto as Exhibit 10.1. The foregoing description of the Madarieta Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Madarieta Agreement, which is incorporated by reference herein.

There are no transactions between Ms. Madarieta and us that would be reportable under Item 404(a) of Regulation S-K. Ms. Madarieta was not selected pursuant to any arrangement or understanding between her and any other person.

In connection with Mr. McNutt’s retirement, the Compensation Committee approved the pro rata vesting of Mr. McNutt’s outstanding restricted stock units (“RSUs”) and performance share awards (“PSAs”) as described in the “Early Retirement” vesting provisions set forth in the underlying award agreements and subject to his continued compliance with his restrictive covenant obligations. Accordingly, the number of RSUs and PSAs that will vest will be based on the number of days Mr. McNutt was employed during the applicable three-year vesting or performance period, but final payment for the PSAs, if any, will also be based on the final performance certification at the end of the applicable performance cycle for each PSA. The terms of Mr. McNutt’s compensation are summarized in a Letter Agreement, dated as of May 24, 2021 (the “McNutt Agreement”), a copy of which is attached hereto as Exhibit 10.2. The foregoing description of the McNutt Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the McNutt Agreement, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of May 21, 2021, between Lamb Weston Holdings, Inc. and Bernadette Madarieta

10.2	Letter Agreement, dated as of May 24, 2021, between Lamb Weston Holdings, Inc. and Robert M. McNutt

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Senior Vice President and General Counsel
Date: May 25, 2021